UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2016

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 23, 2016, the Board of Directors of Ballantyne Strong, Inc. (the “Company”) approved a plan under which the Company will pursue a sale or closure of the operations conducted by its subsidiaries Strong Westrex (Beijing) Technology Inc. and Strong Westrex Inc. (the “China Operations”). The purpose of the plan is to focus the efforts of the Company on the business units that have opportunities for higher return on invested capital. Additionally, due to the continuing negative earnings of the China Operations, the Company elected not to invest further into this business.

For financial reporting purposes, beginning with the Form 10-Q for the six months ended June 30, 2016 the Company intends to classify the assets and liabilities of the China Operations as assets and liabilities held for sale and classify the related operating activities of the China Operations as discontinued operations. The results of the China Operations, as well as exit costs and other expenses, net of proceeds, related to the sale of the business will be reflected as loss from discontinued operations.

In connection with the plan, the Company expects to incur a charge of approximately $1.2 million in the second quarter of 2016 as a loss from discontinued operations. Approximately $0.9 million of this charge is expected to be non-cash related. The final loss from discontinued operations may differ from this estimate depending on the actual or expected proceeds received from the sale of the China Operations and the actual disposition costs incurred. The Company anticipates $0.3 million in charges for employee termination costs in connection with the plan, which are part of the above estimate.

Cautions About Forward-Looking Statements

This report contains forward-looking statements of Ballantyne Strong, Inc., including statements about the expected timing and effects of the proposed discontinuation of the operations of the China Operations and the expected sale or disposition of all or part of the China Operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties regarding the completion of and proceeds from sale of assets of the China Operations, uncertainties relating to the Company’s future costs, and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015 filed on March 7, 2016, and its Form 10-Q for the three months ended March 31, 2016 filed on May 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: June 24, 2016	By:	/s/ Nathan D. Legband
Nathan D. Legband
Chief Financial Officer